C O R R E C T I O N -- Kronos Worldwide, Inc.

In the news release, Kronos Worldwide, Inc. (NYSE: KRO) Announces Quarterly Dividend and Announces Results of Annual Stockholder Meeting, issued May 17, by Kronos Worldwide, Inc., over PR Newswire, we are advised by the company that the first paragraph, first sentence, should read “payable on June 25, 2007 to stockholders of record at the close of business on June 15, 2007” rather than “2006” as originally issued inadvertently.  Complete, corrected release follows:

KRONOS WORLDWIDE, INC. ANNOUNCES QUARTERLY DIVIDEND AND
ANNOUNCES RESULTS OF ANNUAL STOCKHOLDER MEETING

DALLAS, TEXAS – May 17, 2007 – Kronos Worldwide, Inc. (NYSE:  KRO) announced that its board of directors has declared a regular quarterly dividend of twenty five cents per share on its common stock, payable on June 25, 2007 to stockholders of record at the close of business on June 15, 2007.

Kronos Worldwide also announced that its stockholders had re-elected each of its seven directors for terms of one year at the annual stockholder meeting held today.  Kronos Worldwide’s directors are:  Cecil H. Moore, Jr., Keith R. Coogan, George E. Poston, Glenn R. Simmons, Harold C. Simmons, R. Gerald Turner and Steven L. Watson.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide pigments.

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